EXHIBIT 3

                        Directors and Executive Officers
                                       of
                          IDB Holding Corporation Ltd.
                            (as of September 6, 2007)

Citizenship is the same as country of address, unless otherwise noted.

NAME & ADDRESS                                  POSITION              CURRENT PRINCIPAL OCCUPATION
--------------                                  --------              ----------------------------
Nochi Dankner                                   Chairman of the       Chairman and Chief Executive Officer of
3 Azrieli Center, The Triangular Tower, 44th    Board of Directors    IDB Holding; Chairman of IDB
floor, Tel-Aviv 67023, Israel                   and Chief Executive   Development, DIC and Clal Industries and
                                                Officer               Investments Ltd.; Director of companies.

Isaac Manor (*)                                 Deputy Chairman of    Chairman of companies in the motor
26 Hagderot Street, Savion 56526, Israel        the Board of          vehicle sector of the David Lubinski
                                                Directors             Ltd. group.

Arie Mientkavich                                Vice Chairman of      Chairman of Elron; Chairman of Clal
14 Betzalel Street,                             the Board of          Tourism Ltd.; Deputy Chairman of
Jerusalem 94591,Israel                          Directors             Gazit-Globe Israel (Development) Ltd.

Zehava Dankner                                  Director              Member of the executive committee of the
64 Pinkas Street, Tel Aviv 62157, Israel                              Beautiful Israel Council.

Lior Hannes                                     Director              Senior Executive Vice President of IDB
3 Azrieli Center, The Triangular Tower, 44th                          Development; Chief Executive Officer of
floor, Tel-Aviv 67023, Israel                                         IDB Investments (U.K.) Ltd.

Refael Bisker                                   Director              Chairman of Property and Building
3 Azrieli Center, The Triangular Tower, 44th                          Corporation Ltd.; Chairman of Super-sol
floor, Tel-Aviv 67023, Israel                                         Ltd.

Jacob Schimmel                                  Director              Director of UKI Investments.
17 High field Gardens, London W11 9HD, United
Kingdom

Shaul Ben-Zeev                                  Director              Chief Executive Officer of Avraham
Taavura Junction, Ramle 72102, Israel                                 Livnat Ltd.

Eliahu Cohen                                    Director              Chief Executive Officer of IDB
3 Azrieli Center, The Triangular Tower, 44th                          Development.
floor, Tel-Aviv 67023, Israel

Dori Manor (*)                                  Director              Chief Executive Officer of companies in
18 Hareches Street, Savion 56538, Israel                              the motor vehicle sector of the David
                                                                      Lubinski Ltd. group.


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
Meir Rosenne                                    Director              Attorney.
8 Oppenheimer Street, Ramat Aviv,
Tel Aviv 69395, Israel

Shmuel Lachman                                  External Director     Information technology consultant
9A Khilat Jatomir Street,
Tel Aviv 69405, Israel

Zvi Dvoresky                                    External Director     Manager of a company involved in the
12 Ha-rofe Street,                                                    real estate business
Haifa 34366, Israel

Zvi Livnat                                      Director and          Executive Vice President of IDB Holding;
3 Azrieli Center, The Triangular Tower, 45th    Executive Vice        Deputy Chairman of IDB Development;
floor, Tel-Aviv 67023, Israel                   President             Co-Chief Executive Officer of Clal
                                                                      Industries and Investments Ltd.

Avi Fischer                                     Executive Vice        Executive Vice President of IDB Holding;
3 Azrieli Center, The Triangular Tower, 45th    President             Deputy Chairman of IDB Development;
floor, Tel-Aviv 67023, Israel                                         Co-Chief Executive Officer of Clal
                                                                      Industries and Investments Ltd.

Dr. Eyal Solganik                               Chief Financial       Chief Financial Officer of IDB Holding;
3 Azrieli Center, The Triangular Tower, 44th    Officer               Executive Vice President and Chief
floor, Tel-Aviv 67023, Israel                                         Financial Officer of IDB Development.

Haim Tabouch                                    Comptroller           Comptroller of IDB Holding; Vice
3 Azrieli Center, The Triangular Tower, 44th                          President and Comptroller of IDB
floor, Tel-Aviv 67023, Israel                                         Development.

(*)  Dual citizen of Israel and France.


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